Mercury Systems Announces Board of Directors Update Roger Krone, former Chairman and CEO of Leidos, departs Board to focus on Boy Scouts of America Jean Bua, CFO of NetScout Systems, appointed to Board ANDOVER, Mass. – January 6, 2025 – Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), a technology company that delivers mission-critical processing power to the edge, announced the departure of Roger Krone from its Board of Directors and the appointment of new Independent Director Jean Bua. Since joining Mercury’s Board of Directors, Mr. Krone has been appointed as President and Chief Executive Officer of the Boy Scouts of America and is planning to focus his time on the Boy Scouts and other business matters. Bill Ballhaus, Mercury Systems Chairman and CEO said, “We thank Roger for his service on the Board and wish him the best in his leadership of the Boy Scouts of America.” Jean Bua is the Chief Financial Officer of NetScout Systems Inc., a publicly traded network performance and cybersecurity solutions company. Ms. Bua has decades of financial and accounting experience and will serve on the Audit and Government Relations Committees of the Board. Bill Ballhaus continued, “We are excited to have Jean join the Board. Jean’s appointment brings immense financial, accounting, governance, and compliance leadership in a relevant industry to the boardroom, along with strategic insight and risk management experience.” About Jean Bua Jean Bua has served as the Chief Financial Officer at NetScout Systems Inc., a publicly traded network performance and cybersecurity solutions company, since 2011. Jean brings over 40 years of financial, accounting, audit, operational, and business experience and a passion for technological transformation. She joined NetScout from American Tower, where she served as Executive Vice President of Finance and Treasurer and previously as the Senior Vice President and Corporate Controller. She also held roles as Controller at several former companies, including Iron Mountain, Inc. and Duracraft, was a management consultant at Ernst & Young and an Auditor at KPMG. Jean has served as an Independent Director on several publicly traded company boards. Jean received an M.B.A. from the University of Rhode Island and a B.S. in accounting from Bryant University. Mercury Systems – Innovation that matters® Mercury Systems is a technology company that delivers mission-critical processing power to the edge, making advanced technologies profoundly more accessible for today’s most challenging aerospace and defense missions. The Mercury Processing Platform allows customers to tap into innovative capabilities from silicon to system scale, turning data into decisions on timelines that matter. Mercury’s products and solutions are deployed in more than 300 programs and across 35 countries, enabling a broad range of applications in mission computing, sensor processing, command and control, and communications. Mercury is headquartered in Andover, Massachusetts, and has 23 locations worldwide. To learn more, visit mrcy.com. (Nasdaq: MRCY)

Page 2 50 Minuteman Road, Andover, Massachusetts 01810 USA | +1 (978) 256-1300 | www.mrcy.com | twitter: @MRCY Forward-Looking Safe Harbor Statement This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the Company's focus on enhanced execution of the Company's strategic plan under a refreshed Board and leadership team. You can identify these statements by the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of any U.S. federal government shutdown or extended continuing resolution, effects of geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in or cost increases related to completing development, engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. government’s interpretation of, federal export control or procurement rules and regulations, changes in, or in the interpretation or enforcement of, environmental rules and regulations, market acceptance of the Company's products, shortages in or delays in receiving components, supply chain delays or volatility for critical components, production delays or unanticipated expenses including due to quality issues or manufacturing execution issues, adherence to required manufacturing standards, capacity underutilization, increases in scrap or inventory write-offs, failure to achieve or maintain manufacturing quality certifications, such as AS9100, the impact of supply chain disruption, inflation and labor shortages, among other things, on program execution and the resulting effect on customer satisfaction, inability to fully realize the expected benefits from acquisitions, restructurings, and operational efficiency initiatives or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, effects of shareholder activism, increases in interest rates, changes to industrial security and cyber-security regulations and requirements and impacts from any cyber or insider threat events, changes in tax rates or tax regulations, such as the deductibility of internal research and development, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, litigation, including the dispute arising with the former CEO over his resignation, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 28, 2024 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward looking statement to reflect events or circumstances after the date on which such statement is made. INVESTOR CONTACT David Williams Mercury Investor Relations David.Williams@mrcy.com MEDIA CONTACT

Page 2 50 Minuteman Road, Andover, Massachusetts 01810 USA | +1 (978) 256-1300 | www.mrcy.com | twitter: @MRCY Turner Brinton Senior Director, Corporate Communications Turner.Brinton@mrcy.com